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EXXON MOBIL CORPORATION

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Skip to content ExxonMobil Operations Energy and innovation Sustainability Newsroom Investors About us Global Annual Reports Report March 16, 2021 Upstream Upstream share Print Top ExxonMobil produces about 4 million oil-equivalent barrels of net oil and natural gas per day. We are active in 40 countries, and participate in all aspects of the upstream global value chain, including exploration, development, production, and marketing. Our Upstream is organized into five value-chains: deepwater, unconventional, LNG, heavy oil, and conventional. Our industry-leading, low cost-of-supply developments in deepwater, unconventional Permian, and LNG underpin the growing value of our portfolio. Deepwater In Guyana, our exploration success continued in 2020 with three additional discoveries, bringing the total to 18 at year end and increased the estimated gross recoverable resource to almost 9 billion oil-equivalent barrels. In partnership with the government of Guyana, we are efficiently developing these resources while maintaining active exploration to test multiple prospects. The Liza Phase 1 development started production in December 2019, less than five years after initial discovery, in approximately half the time of the industry average for projects of this size. The Liza Phase 2 development is on schedule for start-up in 2022. The third development, Payara, has progressed through final investment decision following government issuance of the production license. These three developments, combined with two additional floating production, storage, and offloading (FPSO) vessels, are expected to produce more than 750,000 barrels of oil per day by 2026. In Brazil, our acreage position is among the largest of any company, with 2.6 million net acres. We operate more than 60 percent of our 28-block portfolio and expect to begin operated exploration drilling in 2021. Development work is ongoing in the Bacalhau field in the prolific pre-salt Santos Basin. Our interests are 40 percent in each of the blocks where the field is located. Learn more about ExxonMobil’s Deepwater operations. UP CLOSE Guyana ExxonMobil is supporting local communities and helping to develop the local oil and natural gas industry in Guyana. More than 2,000 Guyanese are now supporting project activities and, along with our primary contractors, we have spent more than $300 million with 700 local companies since 2015. Permian Leveraging our large contiguous acreage position and unique development plan, we continue to increase resource recovery and production in the Permian Basin while also significantly reducing development and operating costs. We produced an average of approximately 370,000 net oil-equivalent barrels per day in 2020, a 35-percent year-on-year production increase despite challenging market conditions. Our estimated net recoverable resource exceeds 10 billion oil-equivalent barrels and, by applying our leading technology, we are positioned to significantly increase production, unit profitability, and overall cash flow.15 We have invested in infrastructure from New Mexico to the U.S. Gulf Coast to provide logistics flexibility and maximize the integrated value of our Permian development. In 2020, we started operations at a central processing and export facility in the Delaware Basin. Integration, including transportation and downstream investments, enables us to maximize our value-chain contributions from resource development through to fuels, lubricants, and chemicals production. Learn more about ExxonMobil’s Unconventional operations. UP CLOSE: PERMIAN TECHNOLOGY Technology advances are increasing the overall value of the Permian development through higher resource recovery, lower development costs, and improvements in sustainability. We are using our proprietary modeling and subsurface field measurement capabilities to optimize well spacing and stacking, helping to reduce drilling and completion cost. >30-percent reduction in drilling and completion cost since 2018 LNG ExxonMobil is an industry leader in liquefied natural gas and participates in the production of 86 million tonnes per year, almost 25 percent of global LNG demand. This leading position comes from decades of innovative technical application and superior project management capabilities. World-class resources and strong project performance will enable continued addition of low cost-of-supply LNG production in the coming decade. Key projects include the Golden Pass export facility on the U.S. Gulf Coast and future developments in Papua New Guinea and Mozambique. We conduct conventional oil and natural gas operations in 17 countries. In our mature conventional operations, we are focused on maximizing cash flow generation by lowering costs and optimizing recovery efficiency. In Canada, through our majority-owned affiliate Imperial Oil Limited (IOL), we have a significant low-decline heavy-oil portfolio and continue to reduce cost and improve reliability to maximize long-term value. Learn more about ExxonMobil’s LNG operations 2020 Upstream production by value chain Pie chart with 5 slices. <strong>~4 million </strong>oil-equivalent barrels per day Deepwater LNG Heavy Oil Unconventional Conventional End of interactive chart. ~4 million oil-equivalent barrels per day UP CLOSE Emissions reductions To further reduce methane emissions, we commenced field trials of eight emerging methane detection technologies, including satellite and aerial surveillance monitoring, at nearly 1,000 sites in Texas and New Mexico.OUR BUSINESS DIVISIONS Explore Upstream operations This is where it all begins. Where the story of safely and responsibly meeting the global demand for energy starts. Across the upstream, our geologists, engineers and scientists work tirelessly to explore for and develop oil and natural gas using innovation and industry-leading technology. Learn more FOOTNOTES See page 126 of the 2020 Annual Report for footnotes. Careers Newsroom Investors Contact us Energy Factor Privacy center Privacy policy Terms and conditions Copyright 2003-2021 Exxon Mobil Corporation. All Rights Reserved.

Important Additional Information Regarding Proxy Solicitation

Exxon Mobil Corporation (“ExxonMobil”) has filed a definitive proxy statement and form of associated BLUE proxy card with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for ExxonMobil’s 2021 Annual Meeting (the “Proxy Statement”). ExxonMobil, its directors and certain of its executive officers will be participants in the solicitation of proxies from shareholders in respect of the 2021 Annual Meeting. Information regarding the names of ExxonMobil’s directors and executive officers and their respective interests in ExxonMobil by security holdings or otherwise is set forth in the Proxy Statement. To the extent holdings of such participants in ExxonMobil’s securities are not reported, or have changed since the amounts described, in the Proxy Statement, such changes have been reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC. Details concerning the nominees of ExxonMobil’s Board of Directors for election at the 2021 Annual Meeting are included in the Proxy Statement. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SHAREHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SEC, INCLUDING THE COMPANY’S DEFINITIVE PROXY STATEMENT AND ANY SUPPLEMENTS THERETO AND ACCOMPANYING BLUE PROXY CARD, BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Investors and shareholders can obtain a copy of the Proxy Statement and other relevant documents filed by ExxonMobil free of charge from the SEC’s website, www.sec.gov. ExxonMobil’s shareholders can also obtain, without charge, a copy of the Proxy Statement and other relevant filed documents by directing a request by mail to ExxonMobil Shareholder Services at 5959 Las Colinas Boulevard, Irving, Texas, 75039-2298 or at shareholderrelations@exxonmobil.com or from the investor relations section of ExxonMobil’s website, www.exxonmobil.com/investor.